Exhibit 1.1

$275,000,000

Infinity Property and Casualty Corporation

5.000% Senior Notes due 2022

Underwriting Agreement

September 12, 2012

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

As Representatives of the several Underwriters

named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

and

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”), proposes to issue and sell $275,000,000 aggregate principal amount of its 5.000% Senior Notes due 2022 (the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc. and Goldman, Sachs & Co. are acting as representatives (the “Representatives”). The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to an Indenture dated as of August 6, 2010 (as supplemented by a supplemental indenture, to be dated as of September 17, 2012, the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Notes (File No. 333-168605) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 3:00 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 5(a) of the Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part,

including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c) [Reserved].

(d) The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The Company and each of its Significant Subsidiaries, all of which are identified on Exhibit A hereto, has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and the Company and each of its Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries (as defined in Section 16 hereof) taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes (a “Material Adverse Effect”).

(j) All of the outstanding shares of capital stock of each Significant Subsidiary of the Company that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Significant Subsidiary of the Company are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by considerations of public policy.

(l) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the most recent Preliminary Prospectus and the Prospectus.

(m) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Disclosure Package and the Prospectus.

(n) None of the execution or delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the Notes by the Company or compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or any of its Subsidiaries under, (i) the certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Company or any of its Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets.

(o) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.

(p) Neither the Company nor any of its Subsidiaries (i) is in violation or breach of its certificate of incorporation, by-laws, partnership agreement or other constitutive documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries or its respective property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, except for consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws or insurance securities laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.

(r) There is no contract or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus which is not described or filed as required.

(s) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(u) The Company has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus.

(v) The financial statements and the notes thereto included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all materials respects the information required to be stated therein.

(w) Ernst & Young LLP, which have certified certain financial statements of the Company and its Subsidiaries, and which have audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(x) Neither the Company nor any of its Subsidiaries is, and on the Closing Date and, after giving effect to the offering of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y) There is no litigation or legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property or assets of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which (i) if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect, except as disclosed in the most recent Preliminary Prospectus and the Prospectus or (ii) is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(z) Neither the Company nor any of its Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(aa) The Notes will be pari passu with all existing and future senior, unguaranteed and unsubordinated indebtedness of the Company.

(bb) There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) Each of the Company and its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company’s internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ee) Each of the Company and the Significant Subsidiaries is duly licensed as an insurance brokerage company, insurer or reinsurer, as the case may be, under the insurance laws and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) of each jurisdiction in which the conduct of its existing business as described in the Disclosure Package and the Prospectus requires such licensing, except for such jurisdictions in which the failure to be so licensed would not, individually or in the aggregate, result in a Material Adverse Effect; except as described in the Disclosure Package and the Prospectus, each of the Company and the Significant Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, licenses, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Disclosure Package and the Prospectus and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications or their failure to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; none of the Company or the Significant Subsidiaries has received any notification from any insurance regulatory authority or other governmental authority in the United States or elsewhere to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Company or the Significant Subsidiaries to conduct its existing business as described in the Disclosure Package and the Prospectus, except for any such notification received where the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, result in a Material Adverse Effect; and except as otherwise described in the Disclosure Package and the Prospectus, no insurance regulatory authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or any of the Significant Subsidiaries.

(ff) Each of the Company and the Significant Subsidiaries has filed all statutory financial returns, reports, documents and other information required to be filed pursuant to the applicable Insurance Laws of the United States and the various states thereof, except where the failure, individually or in the aggregate, to file such return, report, document or information would not result in a Material Adverse Effect; and each of the Company and the Significant Subsidiaries maintains its books and records in accordance with, and is otherwise in compliance with, the applicable Insurance Laws of the United States and the various states thereof, except where the failure to so maintain its books and records or be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(gg) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”), has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2. Purchase of the Notes by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 5.000% of the principal amount thereof, plus accrued interest, if any, from September 17, 2012, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery of and Payment for Notes. Delivery of the Notes will be made at the offices of Simpson Thacher & Bartlett LLP, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on September 17, 2012 or on such later date not more than five Business Days after such date as may be determined by the Representatives and the Company (the “Closing Date”).

Delivery of the Notes will be made to the Representatives by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of The Depository Trust Company unless the Representatives will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

(a) The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.

(b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the opinion of the Representatives, may be necessary or advisable in connection with the offering of the Notes.

(c) The Company will furnish to each of the Representatives and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d) During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(f) The Company agrees, whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, to pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(l) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel to the Underwriters); (vi) any rating of the Notes by rating agencies; (vii) any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Notes (including related fees and expenses of counsel to the Underwriters); (viii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “road show” or other investor presentations relating to the offering of the Notes (including, without limitation, for meetings and travel); and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(f). It is understood, however, that, except as provided in this Section 4(f) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.

(g) Until completion of the distribution of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h) The Company will apply the net proceeds from the sale of the Notes as set forth in the most recent Preliminary Prospectus and the Prospectus.

(i) Until 30 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Notes).

(j) The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(k) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representatives and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representatives promptly after reasonable notice thereof.

(l) The Company will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(n) The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.

5. Free Writing Prospectuses.

(a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ satisfaction.

(b) No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representatives or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Representatives shall have received from Keating Muething & Klekamp PLL, counsel for the Company, the opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives and which states that the counsel to the Underwriters can rely on such opinion or opinions, to the effect set forth in Exhibit B hereto.

(e) The Representatives shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board or the President or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (iv) the signers of such certificate have carefully examined the Registration Statement, the most recent Preliminary Prospectus, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the most recent Preliminary Prospectus and the Prospectus), and, in their opinion, the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event contemplated by Section 6(f) hereof has occurred.

(f) Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.

(g) Concurrently with the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) The Representatives shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from Ernst & Young LLP, the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.

(i) Prior to or on the Closing Date, the Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

(j) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities, preferred shares, financial strength or claims paying ability of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.

(k) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus. All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives will reasonably request.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or

Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly therein (which information is specified in Section 12 hereof).

(b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 12 hereof).

(c) Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action will be brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the Underwriters will have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under Section 7(a) if (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company has failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel will be paid by the Company. No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e) The obligations of the Company under this Section 7 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

8. Substitution of Underwriters. If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

9. Termination. Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(j) and 6(k) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(f) and 7 hereof.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

10. Survival of Certain Provisions. The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

11. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company at 3700 Colonnade Parkway, Suite 600, Birmingham, Alabama, facsimile number (205) 803-8585, Attention: General Counsel, and (b) whenever notice is required by the provisions of this

Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representatives in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department (telephone number: (866) 471-2526) (in each case, with a copy to the General Counsel at the same address).

12. Information Furnished by Underwriters. The Underwriters severally confirm that the information appearing in the list of names of each of the Underwriters under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus and the statements in the second and third sentences of the third paragraph, the eighth paragraph and the first and second sentences of the ninth paragraph under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by the Representatives on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 7(a) and 7(b) of this Agreement.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. Nature of Relationship. The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Parties. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Definition of “Business Day”, “Subsidiary” and “Significant Subsidiary”. For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, (b) “Subsidiary” means “subsidiary” as such term is defined in Rule 405 of the Rules and Regulations and includes both partnerships and corporations and (c) “Significant Subsidiary” means “significant subsidiary” as such term is defined in Rule 405 of the Rules and Regulations.

17. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

18. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

Very truly yours,

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ Samuel J. Simon
Name: Samuel J. Simon Title: Executive Vice President, General Counsel and Assistant Secretary

Confirmed and accepted as of

the date first above mentioned:

BARCLAYS CAPITAL INC.

By:	/s/ Travis H. Barnes
Name: Travis H. Barnes Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Green
Name: Adam T. Green Title: Vice President

As Representatives and on behalf of the several Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$165,000,000
Goldman, Sachs & Co.	$110,000,000

Total	$275,000,000

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated September 12, 2012, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

SCHEDULE III

PRICING TERM SHEET

INFINITY PROPERTY AND CASUALTY CORPORATION

5.000% SENIOR NOTES DUE 2022

PRICING TERM SHEET

Issuer:	Infinity Property and Casualty Corporation

Ratings (Moody’s/S&P)*:	Baa2 (stable) / BBB (stable)

Principal Amount:	$275,000,000

Security Type:	Senior Notes

Trade Date:	September 12, 2012

Settlement Date:	September 17, 2012 (T+3)

Maturity Date:	September 19, 2022

Price to Public:	100% of principal amount

Coupon:	5.000%

Benchmark Treasury:	1.625% due August 15, 2022

Spread to Benchmark Treasury:	+323.5 basis points

Benchmark Treasury Yield:	1.765%

Yield to Maturity:	5.000%

Interest Payment Dates:	Semi-annually on March 19 and September 19, commencing on March 19, 2013

Make-Whole Call:

We may redeem the Notes, in whole or in part, from time to time at our option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

•       100% of the principal amount of the Notes to be redeemed; and

•       the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption), discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in each case, accrued and unpaid interest to the redemption date.

Joint Bookrunning Managers:	Barclays Capital Inc. Goldman, Sachs & Co.

CUSIP:	45665QAF0

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by calling Barclays Capital Inc. at 1-888-603-5847 or Goldman, Sachs & Co. at 1-866-471-2526.

EXHIBIT A

SIGNIFICANT SUBSIDIARIES

As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are as follows:

Infinity Insurance Company

EXHIBIT B

FORM OF OPINION OF KEATING MUETHING & KLEKAMP PLL

(i) The Company has been duly incorporated, is validly existing and in good standing as a corporation under the laws of the state of its jurisdiction of incorporation, with all power and authority necessary to conduct the business in which it is engaged or own or lease its properties, and is qualified to conduct business as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Infinity Insurance Company (“Infinity Insurance”) has been duly organized, is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation and is qualified to conduct the business as a foreign corporation in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

(iii) To our knowledge, and except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock of each Infinity Insurance are owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.

(iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and the Indenture has been duly qualified under the Trust Indenture Act.

(v) The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of the Agreement, will have been validly issued and delivered and will constitute valid and binding obligations of the Company.

(vi) The Agreement has been duly authorized, executed and delivered by the Company.

(vii) None of the execution or delivery of the Agreement by the Company, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the Notes by the Company and compliance by the Company with all of the provisions of the Agreement, the Indenture and the Notes will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company under, (A) its Articles of Incorporation or Code of Regulations, (B) any agreement that is specified in Annex A or (C) any law or any rule, regulation, order or decree of any governmental agency or body or court known to us having jurisdiction over the Company or its properties or assets.

(viii) No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by the Agreement, except as such as have been obtained under the Securities Act and Trust Indenture Act and such consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions.

(ix) The Registration Statement and any amendment thereto have become effective under the Securities Act; and to our knowledge, the Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission, and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(x) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date and as of the Closing Date, and any further amendments or supplements thereto made by the Company as of their respective effective or issue dates and as of the Closing Date, comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder (other than the financial statements and notes thereto and the other financial data contained therein, as to which we express no opinion).

(xi) The documents incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed, in all material respects, to the requirements of the Securities Act and the Rules and Regulations or the Exchange Act or the rules and regulations thereunder, as applicable (except that we express no opinion as to the financial statements and notes thereto and the other financial data contained therein or omitted therefrom).

(xii) To our knowledge, there is no litigation or legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property or assets of the Company or any of its Subsidiaries is subject or which is pending that is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.

(xiii) The descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of laws, regulations and legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters are accurate in all material respects.

(xiv) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Company under any agreement that is specified in Annex A.

(xv) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Description of Notes”, insofar as they purport to describe certain terms and provisions of the Notes and the Indenture, are accurate and complete in all material respects.

(xvi) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Plan of Distribution”, “Underwriting” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.

(xvii) An Ohio court or U.S. federal court applying the choice of laws principles prevailing under the laws of the State of Ohio should give effect to the provisions in the Indenture, this Agreement and the Notes (hereinafter collectively referred to as the “Operative Agreements”) selecting the law of New York as the proper governing law thereof and will apply New York law, rather than the laws of the State of Ohio, to the construction and application of the terms of the Operative Agreements. In the event that such an Ohio or U.S. federal court were not to respect the choice of law in the Operative Agreements, such court will find that (a) the Notes, when authenticated by the Trustee in the manner provided for in the Indenture and delivered to you against payment of the consideration thereof in accordance with the terms of this Agreement, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and (b) the Indenture constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms.

(xviii) Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement including the documents incorporated therein by reference, the General Disclosure Package or the Prospectus including the documents incorporated therein by reference, except to the extent set forth in paragraphs (xv) and (xvi) above, nothing has come to our attention which has caused us to believe that, as of its effective date, the Registration Statement including the documents incorporated therein by reference (other than the financial statements and related schedules therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date and as of the date hereof, the Prospectus including the documents incorporated therein by reference (other than the financial statements and related schedules therein, as to which we express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Applicable Time, the General Disclosure Package (other than the financial statements and related schedules therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.